ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120566765-90
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/16/2012 1:15 PM
	Entity Number E0428612012-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Skoda Ventures Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: American Corporate Register Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 Par value per share: $ 0.001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Ronald Guillermo (Name) Unit 268 Suite 105 424 Bakerview Rd (Street Address), Bellingham (City), WA (State), 98226 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Consulting
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	American Corporate Register Inc. (Name) X [signature] Incorporator Signature 711 S Carson St., STE 6 (Address), Carson City (City), NV (State), 89701 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 08/13/2012 Date

This form must be accompanied by appropriate fees.